**MINE DEVELOPMENT ASSOCIATES**

MINE ENGINEERING SERVICES

**To: United States Securities and Exchange Commission**

**Re: Tahoe Resources Inc. (the "Registrant")**
**Registration Statement on Form S-8**
**Consent of Expert**

This consent is provided in connection with the Registrant's registration statement on Form S-8 to be filed by the Registrant with the United States Securities and Exchange Commission and any amendments thereto (the "**Registration Statement**"). The Registration Statement incorporates by reference, among other things, the Registrant's Annual Information Form for the year ended December 31, 2011 (the "**Annual Information Form**").

I, Paul Tietz, C.P.G. of Mine Development Associates, Reno, Nevada, hereby consent to:

- the use of my name in connection with my involvement in the preparation of the technical report entitled *Escobal Guatemala Project NI 43-101 Preliminary Economic Assessment* and dated November 29, 2010 (the **"The Technical Report"**);
- references to the Technical Report, or portions thereof, in the Annual Information Form; and
- the inclusion and incorporation by reference of the information derived from the Technical Report in the Registration Statement.

Dated the 4th day of June, 2012

Paul Tietz

**Paul Tietz, C.P.G.**

**775-856-5700**

210 South Rock Blvd.
Reno, Nevada 89502
FAX: 775-856-6053